Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
(NYSE: UFS) (TSX: UFS)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION REPORTS PRELIMINARY THIRD QUARTER 2012 FINANCIAL RESULTS

Good performance in pulp and paper and lower costs for planned maintenance drove results

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted.)

•	Third quarter 2012 net earnings of $1.84 per share, earnings before items[1] of $1.87 per share
•	Paper inventories reduced by 10% compared to June 2012
•	Continued momentum in Personal Care segment

Montreal, October 25, 2012 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $66 million ($1.84 per share) for the third quarter of 2012 compared to net earnings of $59 million ($1.61 per share) for the second quarter of 2012 and net earnings of $117 million ($2.95 per share) for the third quarter of 2011. Sales for the third quarter of 2012 amounted to $1.4 billion.

Excluding items listed below, the Company had earnings before items1 of $67 million ($1.87 per share) for the third quarter of 2012 compared to earnings before items1 of $59 million ($1.61 per share) for the second quarter of 2012 and earnings before items1 of $123 million ($3.10 per share) for the third quarter of 2011.

Third quarter 2012 items:

•	Closure and restructuring costs of $2 million ($1 million after tax)

Second quarter 2012 items:

•	None

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/12

Third quarter 2011 items:

•	Gains on the sale of property, plant and equipment and business of $4 million ($3 million after tax);

•	Charge of $8 million ($4 million after tax) related to the impairment and write-down of property, plant and equipment;

•	Premium paid on debt repurchase of $4 million ($3 million after tax);

•	Closure and restructuring costs of $1 million ($1 million after tax); and

•	Negative impact of purchase accounting of $1 million ($1 million after tax).

“The third quarter was marked by weak paper demand and by cyclically low pulp prices,” said John Williams, President and CEO. “Nevertheless, shipments for our pulp were sequentially higher, our paper pricing remained firm and paper inventories decreased by 10%. Given the macro environment, we continue to manage the business prudently, adjusting our production to customer demand through market-related downtime. I am pleased with our performance overall despite a sluggish economy and a weak pulp price environment.”

QUARTERLY REVIEW

Operating income before items1 was $111 million in the third quarter of 2012 compared to an operating income before items1 of $106 million in the second quarter of 2012. Depreciation and amortization totaled $96 million in the third quarter of 2012.

(In millions of dollars)	3Q 2012	2Q 2012
Sales	$1,389	$1,368
Operating income (loss)
Pulp and Paper segment	103	96
Distribution segment	(5)	(2)
Personal Care segment	12	12
Corporate	(1)	—

Total	109	106
Operating income before items[1]	111	106
Depreciation and amortization	96	96

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2/12

The increase in operating income before items1 in the third quarter of 2012 was the result of higher shipments for pulp and paper, lower maintenance and raw material costs and lower SG&A costs. These factors were partially offset by lower average selling prices for pulp and paper and higher costs for lack-of-order downtime in papers.

When compared to the second quarter of 2012, paper shipments increased 0.9% and pulp shipments increased 12.8%. Paper deliveries of Ariva® decreased 4.6% when compared to the second quarter of 2012. The shipments-to-production ratio for paper was 105% in the third quarter of 2012, compared to 98% in the second quarter of 2012. Lack-of-order downtime and machine slowdowns in papers totaled 38,000 tons. Paper inventories decreased by 38,000 tons while pulp inventories increased by 15,000 metric tons as at the end of September, compared to June levels.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $206 million and capital expenditures amounted to $66 million, resulting in free cash flow1 of $140 million for the three months ended September 2012. Domtar’s net debt-to-total capitalization ratio1 stood at 17% at September 30, 2012 compared to 12% at December 31, 2011.

Under its stock repurchase program, Domtar repurchased, during the quarter, 578,328 shares of common stock at an average price of $75.42 per share. Since the inception of the program, Domtar repurchased 8,135,157 shares of common stock at an average price of $80.53. At the end of the quarter, Domtar had $345 million remaining under this program.

OUTLOOK

Due to seasonal factors, Domtar paper shipments are expected to decline in the fourth quarter when compared to the third quarter. In pulp, we anticipate that prices will begin to gradually increase in the medium term due to favorable market dynamics and low softwood inventory levels. Input costs, notably energy and chemicals are expected to increase slightly in the fourth quarter.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its third quarter 2012 financial results. Financial analysts are invited to participate in the call by dialing at least 10 minutes before start time 1 (866) 321-8231 (toll free—North America) or 1 (416) 642-5213 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its fourth quarter 2012 earnings on February 1, 2013 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3/12

About Domtar

Domtar Corporation (NYSE: UFS) (TSX: UFS) designs, manufactures, markets and distributes a wide variety of fiber-based products including communication papers, specialty and packaging papers and adult incontinence products. The foundation of its business is a network of world class wood fiber converting assets that produce papergrade, fluff and specialty pulps. The majority of its pulp production is consumed internally to manufacture paper and consumer products. Domtar is the largest integrated marketer of uncoated freesheet paper in North America with recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice®. Domtar is also a leading marketer and producer of a complete line of incontinence care products marketed primarily under the Attends® brand name. Domtar owns and operates Ariva®, an extensive network of strategically located paper and printing supplies distribution facilities. In 2011, Domtar had sales of US$5.6 billion from nearly 50 countries. The Company employs approximately 9,300 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

- (30) -

4/12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended September 30 2012	Three months ended September 30 2011	Nine months ended September 30 2012	Nine months ended September 30 2011
	(Unaudited)
	$	$	$	$
Selected Segment Information
Sales
Pulp and Paper	1,153	1,246	3,476	3,776
Distribution	167	197	528	604
Personal Care	111	17	288	17

Total for reportable segments	1,431	1,460	4,292	4,397
Intersegment sales—Pulp and Paper	(42)	(43)	(137)	(154)

Consolidated sales	1,389	1,417	4,155	4,243

Depreciation and amortization and impairment and write-down of property, plant and equipment
Pulp and Paper	90	91	271	277
Distribution	—	1	3	3
Personal Care	6	1	15	1

Total for reportable segments	96	93	289	281
Impairment and write-down of property, plant and equipment—Pulp and Paper	—	8	2	73

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	96	101	291	354

Operating income (loss)
Pulp and Paper	103	189	306	489
Distribution	(5)	(1)	(8)	—
Personal Care	12	—	32	—
Corporate	(1)	(1)	(6)	4

Consolidated operating income	109	187	324	493
Interest expense, net	20	25	109	67

Earnings before income taxes and equity earnings	89	162	215	426
Income tax expense	22	45	57	122
Equity loss, net of taxes	1	—	5	—

Net earnings	66	117	153	304

Per common share (in dollars)
Net earnings
Basic	1.85	2.96	4.21	7.43
Diluted	1.84	2.95	4.20	7.38
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	35.7	39.5	36.3	40.9
Diluted	35.8	39.7	36.4	41.2

Cash flows provided from operating activities	206	257	411	711
Additions to property, plant and equipment	66	31	171	64

5/12

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended September 30 2012	Three months ended September 30 2011	Nine months ended September 30 2012	Nine months ended September 30 2011
	(Unaudited)
	$	$	$	$
Sales	1,389	1,417	4,155	4,243
Operating expenses
Cost of sales, excluding depreciation and amortization	1,100	1,055	3,263	3,132
Depreciation and amortization	96	93	289	281
Selling, general and administrative	80	75	268	253
Impairment and write-down of property, plant and equipment	—	8	2	73
Closure and restructuring costs	2	1	3	14
Other operating loss (income), net	2	(2)	6	(3)

	1,280	1,230	3,831	3,750

Operating income	109	187	324	493
Interest expense, net	20	25	109	67

Earnings before income taxes and equity earnings	89	162	215	426
Income tax expense	22	45	57	122
Equity loss, net of taxes	1	—	5	—

Net earnings	66	117	153	304

Per common share (in dollars)
Net earnings
Basic	1.85	2.96	4.21	7.43
Diluted	1.84	2.95	4.20	7.38
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	35.7	39.5	36.3	40.9
Diluted	35.8	39.7	36.4	41.2

6/12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	September 30 2012	December 31 2011
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	593	444
Receivables, less allowances of $5 and $5	674	644
Inventories	663	652
Prepaid expenses	34	22
Income and other taxes receivable	44	47
Deferred income taxes	124	125

Total current assets	2,132	1,934
Property, plant and equipment, at cost	8,794	8,448
Accumulated depreciation	(5,330)	(4,989)

Net property, plant and equipment	3,464	3,459
Goodwill	261	163
Intangible assets, net of amortization	347	204
Other assets	115	109

Total assets	6,319	5,869

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	15	7
Trade and other payables	682	688
Income and other taxes payable	16	17
Long-term debt due within one year	7	4

Total current liabilities	720	716
Long-term debt	1,196	837
Deferred income taxes and other	997	927
Other liabilities and deferred credits	402	417
Shareholders’ equity
Exchangeable shares	49	49
Additional paid-in capital	2,210	2,326
Retained earnings	779	671
Accumulated other comprehensive loss	(34)	(74)

Total shareholders’ equity	3,004	2,972

Total liabilities and shareholders’ equity	6,319	5,869

7/12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Nine months ended September 30 2012	Nine months ended September 30 2011
	(Unaudited)
	$	$
Operating activities
Net earnings	153	304
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	289	281
Deferred income taxes and tax uncertainties	13	56
Impairment and write-down of property, plant and equipment	2	73
Loss on repurchase of long-term debt	—	4
Net gains on disposals of property, plant and equipment and sale of business	—	(5)
Stock-based compensation expense	3	3
Equity loss, net	5	—
Other	(11)	—
Changes in assets and liabilities, excluding the effects of acquisition and sale of businesses
Receivables	(1)	(56)
Inventories	20	20
Prepaid expenses	(7)	(4)
Trade and other payables	(80)	4
Income and other taxes	6	27
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	7	(7)
Other assets and other liabilities	12	11

Cash flows provided from operating activities	411	711

Investing activities
Additions to property, plant and equipment	(171)	(64)
Proceeds from disposals of property, plant and equipment	—	34
Proceeds from sale of business	—	10
Acquisition of businesses, net of cash acquired	(293)	(288)
Investment in joint venture	(5)	—

Cash flows used for investing activities	(469)	(308)

Financing activities
Dividend payments	(42)	(36)
Net change in bank indebtedness	8	(7)
Issuance of long-term debt	548	—
Repayment of long-term debt	(190)	(17)
Debt issue and tender offer costs	—	(7)
Stock repurchase	(116)	(415)
Other	(1)	10

Cash flows provided from (used for) financing activities	207	(472)

Net increase (decrease) in cash and cash equivalents	149	(69)
Translation adjustments related to cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	444	530

Cash and cash equivalents at end of period	593	461

Supplemental cash flow information
Net cash payments for:
Interest (including $47 million of tender offer premiums in 2012)	92	51
Income taxes paid	60	42

8/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2012				2011
			Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings before items” to Net earnings
	Net earnings	($)	28	59	66	153	133	54	117	61	365
(+)	Impairment and write-down of property, plant and equipment	($)	1	—	—	1	2	38	4	9	53
(+)	Closure and restructuring costs	($)	1	—	1	2	8	1	1	23	33
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of business	($)	—	—	—	—	(5)	5	(3)	—	(3)
(+)	Impact of purchase accounting	($)	1	—	—	1	—	—	1	—	1
(+)	Loss on repurchase of long-term debt	($)	30	—	—	30	—	—	3	—	3
(=)	Earnings before items	($)	61	59	67	187	138	98	123	93	452
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	37.0	36.6	35.8	36.4	42.4	41.4	39.7	37.4	40.2
(=)	Earnings before items per diluted share	($)	1.65	1.61	1.87	5.14	3.25	2.37	3.10	2.49	11.24

Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings
	Net earnings	($)	28	59	66	153	133	54	117	61	365
(+)	Equity loss, net of taxes	($)	2	2	1	5	—	—	—	7	7
(+)	Income tax expense	($)	8	27	22	57	57	20	45	11	133
(+)	Interest expense, net	($)	71	18	20	109	21	21	25	20	87
(=)	Operating income	($)	109	106	109	324	211	95	187	99	592
(+)	Depreciation and amortization	($)	97	96	96	289	93	95	93	95	376
(+)	Impairment and write-down of property, plant and equipment	($)	2	—	—	2	3	62	8	12	85
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of business	($)	—	—	—	—	(7)	6	(4)	(1)	(6)
(=)	EBITDA	($)	208	202	205	615	300	258	284	205	1,047
(/)	Sales	($)	1,398	1,368	1,389	4,155	1,423	1,403	1,417	1,369	5,612
(=)	EBITDA margin	(%)	15%	15%	15%	15%	21%	18%	20%	15%	19%
	EBITDA	($)	208	202	205	615	300	258	284	205	1,047
(+)	Closure and restructuring costs	($)	1	—	2	3	11	2	1	38	52
(+)	Impact of purchase accounting	($)	1	—	—	1	—	—	1	—	1
(=)	EBITDA before items	($)	210	202	207	619	311	260	286	243	1,100
(/)	Sales	($)	1,398	1,368	1,389	4,155	1,423	1,403	1,417	1,369	5,612
(=)	EBITDA margin before items	(%)	15%	15%	15%	15%	22%	19%	20%	18%	20%

Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	30	175	206	411	148	306	257	172	883
(-)	Additions to property, plant and equipment	($)	(29)	(76)	(66)	(171)	(13)	(20)	(31)	(80)	(144)
(=)	Free cash flow	($)	1	99	140	240	135	286	226	92	739

“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	13	22	15		25	25	17	7
(+)	Long-term debt due within one year	($)	6	6	7		2	2	5	4
(+)	Long-term debt	($)	952	950	1,196		825	824	837	837
(=)	Debt	($)	971	978	1,218		852	851	859	848
(-)	Cash and cash equivalents	($)	(315)	(276)	(593)		(604)	(742)	(461)	(444)
(=)	Net debt	($)	656	702	625		248	109	398	404
(+)	Shareholders’ equity	($)	3,009	2,948	3,004		3,288	3,194	2,999	2,972
(=)	Total capitalization	($)	3,665	3,650	3,629		3,536	3,303	3,397	3,376
	Net debt	($)	656	702	625		248	109	398	404
(/)	Total capitalization	($)	3,665	3,650	3,629		3,536	3,303	3,397	3,376
(=)	Net debt-to-total capitalization	(%)	18%	19%	17%		7%	3%	12%	12%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

9/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2012

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Distribution					Personal Care (1)					Corporate					Total
			Q1’12	Q2’12	Q3’12	Q4’12	YTD	Q1’12	Q2’12	Q3’12	Q4’12	YTD	Q1’12	Q2’12	Q3’12	Q4’12	YTD	Q1’12	Q2’12	Q3’12	Q4’12	YTD	Q1’12	Q2’12	Q3’12	Q4’12	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	107	96	103	—	306	(1)	(2)	(5)	—	(8)	8	12	12	—	32	(5)	—	(1)	—	(6)	109	106	109	—	324
(+)	Impairment and write-down of property, plant and equipment	($)	2	—	—	—	2	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2	—	—	—	2
(+)	Closure and restructuring costs	($)	1	—	—	—	1	—	—	1	—	1	—	—	1	—	1	—	—	—	—	—	1	—	2	—	3
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	—	—	1	—	—	—	1	—	—	—	—	—	1	—	—	—	1
(=)	Operating income (loss) before items	($)	110	96	103	—	309	(1)	(2)	(4)	—	(7)	9	12	13	—	34	(5)	—	(1)	—	(6)	113	106	111	—	330
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	110	96	103	—	309	(1)	(2)	(4)	—	(7)	9	12	13	—	34	(5)	—	(1)	—	(6)	113	106	111	—	330
(+)	Depreciation and amortization	($)	93	88	90	—	271	1	2	—	—	3	3	6	6	—	15	—	—	—	—	—	97	96	96	—	289
(=)	EBITDA before items	($)	203	184	193	—	580	—	—	(4)	—	(4)	12	18	19	—	49	(5)	—	(1)	—	(6)	210	202	207	—	619
(/)	Sales	($)	1,191	1,132	1,153	—	3,476	189	172	167	—	528	70	107	111	—	288	—	—	—	—	—	1,450	1,411	1,431	—	4,292
(=)	EBITDA margin before items	(%)	17%	16%	17%	—	17%	—	—	—	—	—	17%	17%	17%	—	17%	—	—	—	—	—	14%	14%	14%	—	14%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On March 1, 2012, the Company acquired 100% of the shares of Attends Healthcare Limited.

On May 1, 2012, the Company acquired 100% of the shares of EAM Corporation.

10/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2011

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Distribution					Personal Care (1)					Corporate					Total
			Q1’11	Q2’11	Q3’11	Q4’11	YTD	Q1’11	Q2’11	Q3’11	Q4’11	YTD	Q1’11	Q2’11	Q3’11	Q4’11	YTD	Q1’11	Q2’11	Q3’11	Q4’11	YTD	Q1’11	Q2’11	Q3’11	Q4’11	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	209	91	189	92	581	3	(2)	(1)	—	—	—	—	—	7	7	(1)	6	(1)	—	4	211	95	187	99	592
(+)	Impairment and write-down of property, plant and equipment	($)	3	62	8	12	85	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	3	62	8	12	85
(+)	Closure and restructuring costs	($)	11	2	1	37	51	—	—	—	1	1	—	—	—	—	—	—	—	—	—	—	11	2	1	38	52
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of business	($)	(4)	12	(4)	(1)	3	(3)	—	—	—	(3)	—	—	—	—	—	—	(6)	—	—	(6)	(7)	6	(4)	(1)	(6)
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	—	—	—	—	1	—	1	—	—	—	—	—	—	—	1	—	1
(=)	Operating income (loss) before items	($)	219	167	194	140	720	—	(2)	(1)	1	(2)	—	—	1	7	8	(1)	—	(1)	—	(2)	218	165	193	148	724
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	219	167	194	140	720	—	(2)	(1)	1	(2)	—	—	1	7	8	(1)	—	(1)	—	(2)	218	165	193	148	724
(+)	Depreciation and amortization	($)	92	94	91	91	368	1	1	1	1	4	—	—	1	3	4	—	—	—	—	—	93	95	93	95	376
(=)	EBITDA before items	($)	311	261	285	231	1,088	1	(1)	—	2	2	—	—	2	10	12	(1)	—	(1)	—	(2)	311	260	286	243	1,100
(/)	Sales	($)	1,269	1,261	1,246	1,177	4,953	217	190	197	177	781	—	—	17	54	71	—	—	—	—	—	1,486	1,451	1,460	1,408	5,805
(=)	EBITDA margin before items	(%)	25%	21%	23%	20%	22%	—	—	—	1%	—	—	—	12%	19%	17%	—	—	—	—	—	21%	18%	20%	17%	19%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On September 1, 2011, the Company acquired 100% of the shares of Attends Healthcare Inc.

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Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2012				2011
		Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,191	1,132	1,153	3,476	1,269	1,261	1,246	1,177	4,953
Intersegment sales—Pulp and Paper	($)	(52)	(43)	(42)	(137)	(63)	(48)	(43)	(39)	(193)
Operating income	($)	107	96	103	306	209	91	189	92	581
Depreciation and amortization	($)	93	88	90	271	92	94	91	91	368
Impairment and write-down of property, plant and equipment	($)	2	—	—	2	3	62	8	12	85
Papers
Papers Production	(‘000 ST)	870	832	788	2,490	899	890	875	871	3,535
Papers Shipments	(‘000 ST)	870	819	826	2,515	913	901	889	831	3,534
Communication Papers	(‘000 ST)	756	705	709	2,170	816	794	784	729	3,123
Specialty and Packaging	(‘000 ST)	114	114	117	345	97	107	105	102	411
Pulp
Pulp Shipments(a)	(‘000 ADMT)	389	368	415	1,172	375	361	358	403	1,497
Hardwood Kraft Pulp	(%)	15%	16%	20%	12%	20%	19%	18%	19%	19%
Softwood Kraft Pulp	(%)	61%	57%	55%	41%	55%	54%	57%	58%	57%
Fluff Pulp	(%)	24%	27%	25%	18%	25%	27%	25%	23%	24%
Distribution Segment
Sales	($)	189	172	167	528	217	190	197	177	781
Operating income (loss)	($)	(1)	(2)	(5)	(8)	3	(2)	(1)	—	—
Depreciation and amortization	($)	1	2	—	3	1	1	1	1	4
Personal Care Segment
Sales	($)	70	107	111	288	—	—	17	54	71
Operating income	($)	8	12	12	32	—	—	—	7	7
Depreciation and amortization	($)	3	6	6	15	—	—	1	3	4
Average Exchange Rates	$US/$CAN	1.001	1.010	0.995	1.002	0.986	0.968	0.980	1.023	0.989
	$CAN/$US	0.999	0.990	1.006	0.998	1.014	1.034	1.021	0.977	1.011
	€EUR/$US	1.312	1.283	1.252	1.282	—	—	—	—	—

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.

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